Item 3. Bankruptcy or Receivership
Item 7. Financial Statements and Exhibits
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 02549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 1999

PHONETEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-16715	34-146219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

North Point Tower, 7th Floor, 1001 Lakeside Avenue, Cleveland, Ohio	44114-1195

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(216) 241-2555

Item 3. Bankruptcy or Receivership

The following information is being furnished with respect to the order confirming the Joint Reorganization Plan (the “Plan”) of PhoneTel Technologies, Inc. (“Registrant”) and Cherokee Communications, Inc., (“Cherokee”) its wholly owned subsidiary (Registrant and Cherokee are hereinafter referred to as the “Debtors”).

(1) The order confirming the Plan was entered by the United States Bankruptcy Court for the Southern District of New York (the “Court”).

(2) The order confirming the Plan was signed by the Court on October 20, 1999 and entered on the Court’s docket on October 22, 1999.

(3) Pursuant to the terms of the Plan, claims of employees, trade and the other creditors of the Debtors, other than holders of the Registrant’s $125 million 12% Senior Notes due 2006 (the “Senior Notes”) are to be paid in full in the ordinary course, unless otherwise agreed, with the Registrant retaining its rights and defenses with respect to such claims. Holders of the Senior Notes will receive 9.5 million shares of a new issue of common stock, $0.01 par value per share, of the reorganized company (“New Common Stock”) in exchange for the Senior Notes. In addition, an Unofficial Committee of Noteholders representing approximately 59.3% in principal amount of the Senior Notes will appoint four of the five members of the Board of Directors of the Registrant (the “New Board”). Peter G. Graf, will continue to serve as a Director on the New Board for a period of one year following the consummation of the Plan.

Holders of the Registrant’s 14% Cumulative Redeemable Preferred Stock (14% Preferred) will receive 325,000 shares of New Common Stock and warrants to purchase up to 722,200 shares of New Common Stock at an exercise price of $10.50 per share which expire three years from the date of issue (“New Warrants”). Holders of existing common stock of the Registrant (“Old Common Stock”) will receive 175,000 shares of New Common Stock and New Warrants to purchase up to 388,900 shares of New Common Stock. Options and warrants to purchase Old Common Stock will be extinguished pursuant to the Plan.

The equity interests issued in connection with the Plan are subject to dilution by certain other equity issuances, including issuances to certain financial advisors of the Registrant for services rendered in connection with the reorganization, and issuances resulting from the exercise of certain options to purchase up to 5% of New Common Stock to be issued by the New Board pursuant to a management incentive plan (“Management Incentive Plan”) included as part of the Plan. A copy of the Plan as confirmed is included herein as Exhibit 2.1.

(4) The number of shares of 14% Preferred and Old Common Stock outstanding are 107,918 and 18,754,133, respectively. Upon consummation of the Plan, the following numbers of shares of New Common Stock will be issued and outstanding: 9,500,000 shares in exchange for the Senior Notes, 325,000 shares to the holders of the 14% Preferred, 175,000 shares to the holders of Old Common Stock and 205,000 shares as financial advisory fees, for a total amount of New Common Stock outstanding of 10,205,000. In addition, 1,111,100 shares of New Common Stock are reserved for future issuance upon the exercise of the New Warrants, and an amount equal to 5% of the shares of New Common Stock is reserved for issuance pursuant to the Management Incentive Plan. Under its Amended and Restated Articles of Incorporation confirmed as part of the Plan, the total authorized capital stock of the Registrant is 15,000,000 shares of New Common Stock.

(5) Information as to the assets and liabilities of the Registrant as of September 30, 1999, the closest practicable date to the date the order confirming the Plan was entered, is set forth in the Registrant’s consolidated balance sheet included herein as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

2.1	Joint Reorganization Plan of PhoneTel Technologies, Inc. and Cherokee Communications, Inc.
2.2	Findings of Fact, Conclusions of Law and Order Confirming the Joint Reorganization Plan of PhoneTel Technologies, Inc., and Cherokee Communications, Inc. Dated May 11, 1999.
99.1	Consolidated balance sheet of Registrant as of September 30, 1999

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHONETEL TECHNOLOGIES, INC

Date: November 4, 1999	By: /s/ Richard P. Kebert
Richard P. Kebert Chief Financial Officer